Exhibit 2.15

VIDEOTRON LTD. / VIDÉOTRON LTÉE

 SUPPLEMENTAL INDENTURE

Dated as of September 23, 2008

Wells Fargo Bank, National Association

Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of September 23, 2008 (this “Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a company continued under the laws of the Province of Québec (the “Company”), 9193-2962 Québec Inc., a wholly-owned subsidiary of the Company incorporated under the laws of the Province of Québec (the “Additional Subsidiary Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 15, 2008 (as supplemented by a supplemental indenture dated as of April 28, 2008 (the “First Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the First Supplemental Indenture (the “First Additional Subsidiary Guarantor”) and the Trustee, as trustee, the “Indenture”), by and among the Company, each person listed as a guarantor on the signature pages to the Indenture (collectively referred to as the “Original Subsidiary Guarantors”) and the Trustee.

WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company’s 9 1/8% Senior Notes due April 15, 2018 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, pursuant to the First Supplemental Indenture, the First Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing a Subsidiary Guarantee by the Additional Subsidiary Guarantor in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Second Supplemental Indenture a valid agreement of the Company, the Additional Subsidiary Guarantor and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Second Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. The Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Second Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.

6. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Second Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Second Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Second Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Second Supplemental Indenture.

9. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

VIDEOTRON LTD. / VIDÉOTRON LTÉE

By: /s/ Jean-Francois Pruneau
Name: Jean-Francois Pruneau
Title: Treasurer

ADDITIONAL SUBSIDIARY GUARANTOR:

9193-2962 QUÉBEC INC.

By: /s/ Jean-Francois Pruneau
Name: Jean-Francois Pruneau
Title: Authorized Signatory

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: Julie Salovitch-Miller
Name: Julie Salovitch-Miller
Title: Vice President

Supplemental Indenture (9193-2962 Québec Inc. Guarantee)